JOINT AND MUTUAL GENERAL RELEASE

KNOWN ALL MEN BY THESE PRESENTS

This Joint and Mutual General Release (the “Release”) is made by and between Matthew Harrington (“Harrington”), Robert Rosner (“Rosner”) and SocialPlay USA, Inc. (“SocialPlay”)

1.       In consideration of the sum of one dollar in hand received and other good and valuable consideration receipt of which is hereby acknowledged each party signatory hereto for themselves, estate, beneficiaries, officers, directors, affiliates, attorneys, successors and assigns has remised, released, and forever discharged, and does now, for itself and its heirs, executors, and administrators, remise, release, acquit, satisfy, and forever discharges the other, their estate, assigns, successors, officers, directors, affiliates, attorneys, brokerage firms facilitating the purchase or sale of SocialPlay common stock, heirs, executors, attorneys in fact, and administrators, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law, or in equity, which against any party hereto may have against the other or their successors, heirs, executors or administrators, hereafter can, shall, or may have, for, on, or by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof arising out of any business transactions between the signatories hereto of any kind or nature.

The foregoing release is specifically contingent upon release of the Purchase Price to Harrington and delivery of the Shares to Rosner as more specifically set forth in the Stock Purchase and Settlement Agreement executed between the parties and attached hereto.

This Release may be executed in any number of counterparts, each counterpart to be deemed an original.

[Signatures on the following page.]

1

IN WITNESS WHEREOF, this Release is executed as set forth below.

SocialPlay USA Inc. /s/ Robert Rosner	Date: December 30, 2016

/s/ Mathew Harrington	Date: December 30, 2016

/s/ Robert Rosner	Date: December 30, 2016

2